AMENDMENT TO STOCK PURCHASE AGREEMENT


         This Amendment to Stock Purchase Agreement (this "Agreement") is made as of January 29, 1998 by AQUAGENIX, INC., a Delaware corporation ("Buyer") and THOMAS TERRY, JR., an individual resident in New York ("Seller").

         BACKGROUND. Buyer and Seller are parties to a Stock Purchase Agreement, dated as of November 30, 1997 (the "Original Purchase Agreement") with respect to the stock of Lewis Tree Service, Inc., a New York corporation (the "Company"). Buyer and Seller desire to amend the Original Purchase Agreement to change the purchase price, to reflect changes to be made in the employment arrangements with certain employees of the Company, to permit Buyer extend the Closing Date to May 15, 1998, and to acknowledge that the Escrow Agreement referred to in Section 2.5 of the Original Purchase Agreement is being amended as of the date of this Amendment.

         The parties, intending to be legally bound, agree as follows:

         1. Definition of EBITDA. The definition of EBITDA in Section 1 of the Original Purchase Agreement is hereby amended by adding the following sentence to the end of the definition:

                  "In determining EBITDA, the payment by Buyer to the Company of the Stock Bonus Amount and the Cash Bonus Amount pursuant to Sections 2.2(c), respectively, shall be netted as a contra amount against the payment by the Company to its employees of the Cash Bonus Amount and the Stock Bonus Amount, so that the net impact on EBITDA is zero".

         2. Added Definitions. Section 1 of the Original Purchase Agreement is hereby amended to add the following definitions:

                  "Cash Bonus Amount" -- the aggregate amount of the cash bonuses payable pursuant to section 5.D of the Employment Agreements, section 1 of the Skivington Amendment and section 2 of the Employee Bonus Agreements and the cash bonuses described in clause (iv) of Section 5.2(i).

                  "Employee Bonus Agreements" -- the Employee Bonus Agreements referred to in Section 5.2(i).

                  "Employment Agreements" -- the Employment Agreements referred to in Section 7.4(b).

                  "Skivington Amendment" -- as defined in Section 5.2(i).



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                  "Stock Bonus Amount" -- the aggregate number of shares of
Common Stock of Buyer deliverable pursuant to the stock bonuses (but not the stock options) described in section 5.D of the Employment Agreements, section 1 of the Skivington Amendment, and section 3 of the Employee Bonus Agreements.

         3.       Amendments to Section 2.2.

                  3.1 The first sentence of the first paragraph of Section 2.2 of the Original Purchase Agreement is hereby amended to read in its entirety as follows:

                  "The purchase price (the "Purchase Price") for the Shares will be (a) (i) Twenty-five Million ($25,000,000) Dollars plus (ii)a $6,945 times the number of days, if any (including the Closing Date), the elapse from March 31, 1998 to the Closing Date, minus (iii) the Cash Bonus Amount plus (b) (i) shares of Common Stock of Buyer having a Fair Market Value equal to the Applicable Percentage of the Company's EBITDA for the twelve months ended October 31, 1998, minus (ii) the Stock Bonus Amount (the "Securities").

                  3.2 The last paragraph of Section 2.2 is hereby amended to read in its entirety as follows:

                  "Buyer shall deliver the Securities to Seller and the Stock Bonus Amount to the Company within five (5) business days after the determination of EBITDA."

         4.       Amendments to Section 2.4.

                  4.1 Section 2.4(b)(i) of the Original Purchase Agreement is hereby amended to read in its entirety as follows:

                  "(i) Twenty-five Million ($25,000,000) Dollars plus (A) $6,945 times the number of days, if any (including the Closing Date), that elapse from March 31, 1998 to the Closing Date, minus (B) the sum of the cash Bonus Amount and any amount paid to Seller under the Escrow Agreement, to be paid by wire transfer of immediately available funds to the account specified by Seller;"

                  4.2 Section 2.4 of the Original Purchase Agreement is hereby amended by adding thereto a new paragraph (c), which shall read in its entirety as follows:

                  "(c) Buyer will deliver to the Company the Cash Bonus Amount."

         5. Amendment to Section 2.5. Section 2.5 of the Original Purchase Agreement is hereby amended to read in its entirety as follows:



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         "2.5     ESCROW AGREEMENT

                  Buyer and Seller have executed an Amended and Restated Escrow Agreement and an Amendment to Escrow Agreement (collectively, the "Escrow Agreement") with Harris Beach and Wilcox, LLP, as escrow agent ("Escrow Agent"), to provide among other things, for the disposition of the amount previously deposited by Buyer in escrow in the event of the Closing or termination of this Agreement."

         6. Amendment to Section 5.2(i). Section 5.2(I) of the Original Purchase Agreement is hereby amended to read in its entirety as follows:

                  "(i) not to make any payment or increase by the Company of any bonuses, salaries or other compensation to any stockholder, director, or officer, except: (i) in the Ordinary Course of Business (provided that any increase in the compensation of Seller or any member of the family of Seller shall not be deemed in the Ordinary Course of Business); (ii) bonuses scheduled to be paid on December 18, 1997 in the aggregate amount of $306,665.31; (iii) cash and stock bonuses described in section 5.D of the Employment Agreements, section 1 of the Amendment to Employment Agreement with Michael D. Skivington set forth in Exhibit 5.2(i) (the "Skivington Amendment"), and sections 2 and 3 of the Employee Bonus Agreements set forth in Exhibit 5.2(i); and (iv) additional cash bonuses payable on the Closing Date in the aggregate amount of $106,000, to be allocated among employees of the Company as determined by Seller; and"

         7. Amendment to Section 9.1(d). Section 9.1(d) of the Original Purchase Agreement is hereby amended to read in its entirety as follows:

         "(d) by either Buyer or Seller if the Closing has not occurred (other than through the failure of any part seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before January 31, 1998, provided, however, Buyer may elect to extend the termination date to May 15, 1998 by complying with the terms and conditions of the Escrow Agreement;"

         8. Amendment to Section 11.9. The first sentence of Section 11.9 of the Original Purchase Agreement is hereby amended to read in its entirety as follows:

         "Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, which will not be unreasonably withheld, except that Buyer may assign any of its rights under this Agreement to any subsidiary of Buyer and Seller may assign any of his rights under this Agreement to Seller's spouse, child, grandchild, or other member of Seller's family (including relatives by marriage), or a custodian, trustee or other fiduciary for the account of the Seller or members of his family or a family limited partnership, limited liability company or other transferee in connection with a bona fide estate planning transaction."


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         9. Exhibit 5.2(i). The Original Purchase agreement is hereby amended to add thereto Exhibit 5.2(i) as appended to this Agreement.

         10. Exhibit 7.4(c). The Original Purchase Agreement is hereby amended to replace Exhibit 7.4(c) as appended to the Original Purchase Agreement in its entirety with Exhibit 7.4(c) as appended to this Amendment.

         11. Amendment to Escrow Agreement. On the date of this Amendment, the parties are executing the Amendment to Escrow Agreement referred to in Section 5 of this Amendment to permit Buyer to extend the Closing Date to May 15, 1998.

         12. Effect of Amendment. In the event any inconsistency between this Amendment and the Original Purchase Agreement, this Amendment shall govern. Except as amended by this Amendment, the Original Purchase Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                                     AQUAGENIX, INC.


                                                     By: /s/ Andrew Chesler
                                                        ------------------------
                                                              Andrew Chesler
                                                              Chairman



                                                       /s/ Thomas Terry, Jr.
                                                        ------------------------
                                                              THOMAS TERRY, JR.